                           LIMITED POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Elizabeth H. Lacy, Heidi
Henson and Jackie Tran, or either of them acting singly and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

      1.  execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director or both of Pardes Biosciences, Inc., a
Delaware corporation (the "Company"), from time to time, the following  U.S.
Securities and Exchange Commission ("SEC") forms: (a) Form ID, including any attached documents (such as an Update Passphrase Authentication), to effect the assignment of codes to the undersigned to be used in the transmission of information to the SEC using the EDGAR System; (b) Form 3, Initial Statement of
Beneficial Ownership of Securities, including any attached documents; (c) Form
4, Statement of Changes in Beneficial Ownership of Securities, including any attached documents; (d) Form 5, Annual Statement of Beneficial Ownership of
Securities , including any attached documents; and (e) any amendments to the
Forms referenced in clauses (a), (b), (c) or (d) and in each case in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and the rules thereunder, including any attached documents;

      2.  execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director or both of the Company, from time to time, Schedule 13D and 13G and any amendments thereto in accordance with Section
13(d) and 13(g) of the Exchange Act;

      3.  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, Schedule 13D or 13G or any amendment(s) thereto, and timely file such form with the SEC and any securities exchange, national association or similar authority, including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file the Forms
3, 4, 5, Schedule 13D and 13G electronically with the SEC;

      4.  seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned's attorneys-in-fact appointed by this Limited Power of Attorney and approves and ratifies any such release of information; and

      5.  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to each such attorney-in-fact, acting singly, full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

      The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 or Regulation 13D-G of the Exchange Act. The
undersigned hereby agrees to indemnify the attorneys-in-fact and the Company from and against any demand, damage, loss, cost or expense arising from any false or misleading information provided by the undersigned to the attorneys-in-
fact.

      This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file such forms with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

      This Limited Power of Attorney supersedes any prior power of attorney in connection with the undersigned's capacity as an officer and/or director of the
Company. This Limited Power of Attorney shall expire as to any individual attorney-in-fact if such attorney-in-fact ceases to be an employee of, or legal counsel to, the Company.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this 23rd day of December,  2021.

                                        Signed and acknowledged:

                                        /s/ Michael David Varney
                                        ----------------------------
                                        Signature

                                        Michael David Varney
                                        ----------------------------
                                        Printed Name